SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2017

RETROSPETTIVA, INC.
(Exact Name of Registrant as Specified in Charter)

California	333-29295	95-4298051
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6401 E. Thomas Road, #106
Scottsdale, Arizona 85260
 (Address of principal executive offices)

480-947-0001
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RETROSPETTIVA, INC.
Form 8-K
Current Report

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 3, 2017, Retrospettiva, Inc., a California corporation (the "Company") and AMMO, Inc., a Delaware corporation ("AMMO"), executed a binding Letter of Intent ("LOI") whereby the Company and AMMO will execute a Plan of Merger Agreement ("Definitive Agreement") in which the Company will acquire 100% of AMMO in exchange for up to 18,000,000 shares of common stock of the Company (the "Acquisition").

AMMO distributes high-end brand ammunition through exclusive licensing agreements (collectively, shall be referred to hereinafter as the ("Assets"), brands of custom grade, premium ammunition that are designed to provide a superior shooting experience.

The Parties will use their best efforts to complete the Definitive Agreement and have the Definitive Agreement approved by both RTRO's Board of Directors and AMMO's Board of Directors by final Closing.  Closing of the Definitive Agreement shall occur on or before January 27, 2017.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements.

(d)      Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.01	Letter of Intent by and among the Company and AMMO, Inc., dated January 3, 2017 (1)

(1)	Filed herewith.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2017	RETROSPETTIVA, INC.

By: /s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer